                                                                   EXHIBIT 10.18





                           THE MEN'S WEARHOUSE, INC.

                      1998 KEY EMPLOYEE STOCK OPTION PLAN
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                           THE MEN'S WEARHOUSE, INC.

                      1998 KEY EMPLOYEE STOCK OPTION PLAN

                               TABLE OF CONTENTS

                                                                                                                  Section
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
ARTICLE I - PLAN

         Purpose  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.1
         Effective Date of Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.2

ARTICLE II - DEFINITIONS

         Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.1
         Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.2
         Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.3
         Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.4
         Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.5
         Disability         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.6
         Employee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.7
         Fair Market Value  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.8
         Option . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.9
         Option Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.10
         Optionee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.11
         Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.12
         Retire or Retirement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.13
         Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.14

ARTICLE III - ELIGIBILITY

ARTICLE IV - GENERAL PROVISIONS RELATING TO ALL OPTIONS

         Authority to Grant Options   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.1
         Dedicated Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.2
         Non-Transferability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.3
         Requirements of Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.4
         Changes in the Company's Capital Structure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.5
         No Rights as Stockholder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.6
         Written Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.7
         Forfeiture for Cause . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.8

ARTICLE V - VARIABLE PROVISIONS RELATING TO SPECIFIC OPTIONS

         Option Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.1
         Duration of Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.2
         Amount Exercisable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.3
         Exercise of Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.4
         Substitution Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.5

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
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ARTICLE VI - ADMINISTRATION

ARTICLE VII - AMENDMENT OR TERMINATION OF PLAN

ARTICLE VIII - MISCELLANEOUS

         No Employment Obligation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8.1
         Tax Withholding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8.2
         Indemnification of the Committee and the Board of Directors  . . . . . . . . . . . . . . . . . . . . . . . . 8.3
         Gender . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8.4
         Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8.5
         Other Compensation Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8.6
         Other Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8.7
         Arbitration of Disputes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8.8
         Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8.9

                                   ARTICLE I

                                      PLAN

         1.1 PURPOSE. This 1998 Key Employee Stock Option Plan (the "Plan") of The Men's Wearhouse, Inc. (the "Company") is a plan for key employees of the Company and its Affiliates and is intended to advance the best interests of the Company, its Affiliates, and its stockholders by providing those persons who are not executive officers but have substantial responsibility for the management and growth of the Company and its Affiliates with additional incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in the employ of the Company or any of its Affiliates.

         1.2     EFFECTIVE DATE OF PLAN.  This Plan is effective February 15,
1998.

                                   ARTICLE II

                                  DEFINITIONS

         The words and phrases defined in this Article shall have the meaning set out in these definitions throughout this Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower, or different meaning.

         2.1 "AFFILIATE" means any parent corporation and any subsidiary corporation, or any entity that is affiliated with the Company within the meaning of Section 414 of the Code. The term "parent corporation" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. The term "subsidiary corporation" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

         2.2 "BOARD OF DIRECTORS" means the board of directors of the Company.

         2.3     "CODE" means the Internal Revenue Code of 1986, as amended.

         2.4 "COMMITTEE" means the committee designated by the Board of Directors.

         2.5 "COMPANY" means The Men's Wearhouse, Inc., a Texas corporation.

         2.6 "DISABILITY" means a mental or physical disability which, in the opinion of a physician selected by the Committee, shall prevent the Employee from earning a reasonable livelihood with the Company or any Affiliate and which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months and which:
(a) was not contracted, suffered or incurred while the Employee was engaged in, or did not result from having engaged in, a felonious criminal enterprise; (b) did not result from alcoholism or addiction to narcotics; and (c) did not result from an injury incurred while a member of the Armed Forces of the United States for which the Employee receives a military pension.

         2.7 "EMPLOYEE" means a person employed by the Company or any Affiliate.

         2.8 "FAIR MARKET VALUE" of the stock as of any particular date means, if the stock is traded on a stock exchange, the closing sale price of the stock on that date as reported on the principal securities exchange on which the stock is traded, if the stock is traded in the over-the-counter market, the average between the high bid and low asked price on that date as reported in such over-the-counter market, provided that (a) if the stock is not so traded, (b) if no closing price or bid and asked prices for the stock was so reported on that date or (c) if, in the discretion of the Committee, another means of determining fair market value of a share of stock at such date shall be necessary or advisable, the Committee may provide for another means for determining such fair market value.

         2.9 "OPTION" means a nonqualified option granted under this Plan to purchase shares of Stock.

         2.10 "OPTION AGREEMENT" means the written agreement which sets out the terms of an Option.

         2.11 "OPTIONEE" means a person who is granted an Option under this Plan.

         2.12 "PLAN" means The Men's Wearhouse, Inc. 1998 Key Employee Stock Option Plan, as set out in this document and as it may be amended from time to time.

         2.13 "RETIRE" or "RETIREMENT" means retirement in accordance with the terms of a retirement plan that is qualified under Section 401(a) of the Code and maintained by the Company or an Affiliate in which the Employee is a participant.

         2.14 "STOCK" means the common stock of the Company, $.01 par value (or such other par value as may be designated by act of the Company's stockholders).





                                      II-2
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                                  ARTICLE III

                                  ELIGIBILITY

         The individuals who shall be eligible to receive Options shall be those key Employees, who are not executive officers of the Company or an Affiliate, as the Committee shall determine from time to time.





                                     III-1
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                                   ARTICLE IV

                     GENERAL PROVISIONS RELATING TO OPTIONS

         4.1 AUTHORITY TO GRANT OPTIONS. The Committee may grant Options to those individuals as it shall from time to time determine under the terms and conditions of this Plan. The number of shares of Stock to be covered by any Option shall be determined by the Committee.

         4.2 DEDICATED SHARES. The total number of shares of Stock with respect to which Options may be granted under the Plan shall be 500,000 shares. The shares may be treasury shares or authorized but unissued shares. The number of shares stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.5. If any outstanding Option expires or terminates for any reason or any Option is surrendered, the shares of Stock allocable to the unexercised portion of that Option may again be subject to an Option under the Plan.

         4.3 NON-TRANSFERABILITY. Except as expressly provided otherwise in an Optionee's Option Agreement, Options shall not be transferable by the Optionee otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during the Optionee's lifetime, only by him.

         4.4 REQUIREMENTS OF LAW. The Company shall not be required to sell or issue any Stock under any Option if issuing that Stock would constitute or result in a violation by the Optionee or the Company of any provision of any law, statute, or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option, the Company shall not be required to issue any Stock unless the Committee has received evidence satisfactory to it to the effect that the holder of that Option will not transfer the Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any Stock covered by this Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the Stock issuable on exercise of an Option is not registered, the Company may imprint on the certificate evidencing the Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option and the issuance of shares thereunder, to comply with any law or regulation of any governmental authority.

         4.5 CHANGES IN THE COMPANY'S CAPITAL STRUCTURE. The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affect the Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         If the Company shall effect a subdivision or consolidation of shares or other capital adjustment, the payment of a Stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving consideration therefor in money, services, or property, then (a) the number, class and per share price of shares of Stock subject to outstanding Options hereunder shall be appropriately adjusted in such a manner as to entitle an Optionee to receive, upon exercise of an Option, for the same aggregate cash consideration, the same total number and class or classes of shares he would have held after such adjustment if he had exercised his Option in full immediately prior to the event requiring the adjustment; and (b) the number and class of shares then reserved for issuance under the Plan shall be adjusted by substituting for the total number and class of shares of Stock then received, the number and class or classes of shares of Stock that would have been received by the owner of an equal number of outstanding shares of Stock as the result of the event requiring the adjustment.

         After the merger of one or more corporations into the Company, after any consolidation of the Company and one or more corporations, or after any other corporate transaction described in Section 424(a) of the Code in which the Company shall be the surviving corporation, each Optionee, at no additional cost, shall be entitled to receive, upon any exercise of his Option, in lieu of the number of shares as to which the Option shall then be so exercised, the number and class of shares of Stock or other securities to which the Optionee would have been entitled pursuant to the terms of the agreement of merger or consolidation if at the time of such merger or consolidation such Optionee had been a holder of record of a number of shares of Stock equal to the number of shares as to which the Option shall then be so exercised. Comparable rights shall accrue to each Optionee in the event of successive mergers or consolidations of the character described above.

         After a merger of the Company into one or more corporations, after a consolidation of the Company and one or more corporations, or after any other corporate transaction described in Section 424(a) of the Code in which the Company is not the surviving corporation, each Optionee shall, at no additional cost, be entitled to have his then existing Option assumed or have a new Option substituted for the existing Option by the surviving corporation to the transaction which is then employing him, or a parent or subsidiary of such corporation, on a basis where the excess of the aggregate Fair Market Value of the shares subject to the Option immediately after the substitution or assumption over the aggregate Option Price of such Option is equal to the excess of the aggregate Fair Market Value of all shares subject to the Option immediately before such substitution or assumption over the aggregate Option Price of such shares.

         If a corporate transaction described in Section 424(a) of the Code that involves the Company is to take place and there is to be no surviving corporation while an Option remains in whole or in part unexercised, it shall be canceled by the Board of Directors as of the effective date of any such corporate transaction but before that date each Optionee shall be provided with a notice of such cancellation and shall have the right to exercise such Option in full (without regard to any vesting limitations set forth in, or imposed pursuant to, preceding provisions of this Plan or the Option Agreement) to the extent it is then still unexercised during a 30-day period preceding the effective date of such corporate transaction.

         Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock then subject to outstanding Options.

         4.6 NO RIGHTS AS STOCKHOLDER. No Optionee shall have any rights as a stockholder with respect to Stock covered by his Option until the date a Stock certificate is issued for the Stock.

         4.7 WRITTEN AGREEMENT. Each Option shall be embodied in a written Option Agreement which shall be subject to the terms and conditions of this Plan and shall be signed by the Optionee and by a member of the Committee on behalf of the Committee and the Company. Each Option Agreement shall state that the Option embodied therein is not intended to satisfy the requirements of section 422 of the Code. The Option Agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms of this Plan.

         4.8 FORFEITURE FOR CAUSE. Notwithstanding any other provision of this Plan, if the Committee finds by a majority vote, that the Optionee, before or after termination of his employment with the Company or any Affiliate (a) committed a fraud, embezzlement, theft, felony or an act of dishonesty in the course of his employment by the Company which conduct damaged the Company or
(b) disclosed trade secrets of the Company, then any outstanding Options which have not been exercised by the individual and any Options which have not yet vested will be forfeited. The decision of the Committee as to the cause of an Optionee discharge, the damage done to the Company and the extent of the individual's competitive activity will be final. No decision of the Committee, however, will affect the finality of the discharge of the individual by the Company or Affiliate.

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                                   ARTICLE V

                VARIABLE PROVISIONS RELATING TO SPECIFIC OPTIONS

         5.1 OPTION PRICE. The price at which Stock may be purchased under an Option ("Option Price") shall be specified in an Optionee's Option Agreement.

         5.2 DURATION OF OPTIONS. No Option shall be exercisable after expiration of 10 years from the date the Option is granted; and the Committee in its discretion may provide that such Option shall be exercisable throughout such 10-year period or during any lesser period of time commencing on or after the date of grant of such Option and ending upon or before the expiration of such 10-year period. In its discretion, the Company may also include in the Option Agreement such terms and conditions upon which the Option may cease to be exercisable either in whole or in part. An Option may terminate prior to the normal expiration date as specified below.

                 (a) General Rule for Severance of Employment. Except as may be otherwise expressly provided herein, all Options shall terminate on the earlier of the date of the expiration of the Option or one day less than one month after the date of the severance of the employment relationship between the Company and all Affiliates and the Optionee, whether with or without cause, for any reason other than the death, Disability or, Retirement of the Optionee, during which period the Optionee shall be entitled to exercise the Option in respect of the number of shares that the Optionee would have been entitled to purchase had the Optionee exercised the Option on the date of such severance of employment. Whether authorized leave of absence, or absence on military or government service, shall constitute severance of the employment relationship between the Company and all Affiliates and the Optionee, shall be determined by the Committee at the time thereof.

                 (b) Disability, Death, or Retirement of an Optionee. In the event of the severance because of the Disability of the holder of any Option while in the employ of the Company and before the date of expiration of such Option, such Option shall terminate on the earlier of such date of expiration or one year following the date of such severance because of Disability, during which period the Optionee shall be entitled to exercise the Option in respect to the number of shares that the Optionee would have been entitled to purchase had the Optionee exercised the Option on the date of such severance because of permanent Disability under the then established rules of the Company or as determined by the Committee. In the event of the death of the holder of any Option while in the employ of the Company and before the date of expiration of such Option, such Option shall terminate on the earlier of such date of expiration or one year following the date of death. After the death of the Optionee, his executors, administrators or any person or persons to whom his Option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to the termination of the Option to exercise the Option, in respect to the number of shares that the Optionee would have been entitled to exercise if he had exercised the Option on the day of his death while in employment. In addition, in the event of the holder of any Option shall be retired in good standing from the employ of the Company for reasons of age under the then-established rules of the Company before the date of expiration of such Option, such Option shall terminate on the earlier of such date of expiration or one year following the date of such retirement, and, if such Optionee should die within the one-year period, any rights he may have had to exercise the Option shall be exercisable by his executor or administrator or the person or persons to whom the Option shall have been transferred by his will or laws of descent or distribution, as appropriate, for the remainder of the one-year period.

         Notwithstanding the foregoing provisions of this Section, the Committee may provide for a different Option termination date in the Option Agreement with respect to any Option.

         5.3 AMOUNT EXERCISABLE. Each Option may be exercised from time to time, in whole or in part, in the manner and subject to the conditions the Committee, in its sole discretion, may provide in the Option Agreement, as long as the Option is valid and outstanding. The usual form of agreement granting an Option shall, subject to any limitation on exercise contained in the Agreement which is not inconsistent with this Plan, contain the following terms of exercise:

                 (a) No Option granted under this Plan may be exercised until an Optionee has completed one year of continuous employment with the Company or any Affiliate following the date of grant;

                 (b) Beginning on the day after the first anniversary of the date of grant, an Option may be exercised up to 1/3 of the shares subject to the Option;

                 (c) After the expiration of each succeeding anniversary date of the date of grant, the Option may be exercised up to an additional 1/3 of the shares subject to the Option, so that after the expiration of the third anniversary of the date of grant, the Option shall be exercisable in full; and

                 (d) To the extent not exercised, installments shall be cumulative and may be exercised in whole or in part until the Option expires on the tenth anniversary of the date of the grant.

        However, the Committee, in its discretion, may change the terms of exercise so that any Option may be exercised so long as it is valid and outstanding from time to time in part or as a whole in such manner and subject to such conditions as it may set. In addition, the Committee, in its discretion, may accelerate the time in which any outstanding Option may be exercised. But, in no event shall any Option be exercisable after the tenth anniversary of the date of the grant.

        5.4 EXERCISE OF OPTIONS. Each Option shall be exercised by the delivery of written notice to the Committee stating (a) that such Optionee wishes to exercise such Option on the date such notice is so delivered, (b) the number of shares of Stock with respect to which the Option is to be exercised and (c) the address to which the certificate representing such shares of Stock should be mailed. In order to be effective, such written notice shall be accompanied by (a) payment of the Option Price of such shares of stock and (b) payment of an amount of money necessary to satisfy any withholding tax liability that may result from the exercise of such Option. Each such payment shall be made by (a) cashier's check drawn on a national banking association and payable to the order of the Company in United States dollars or (b) any other form of payment which is acceptable to the Committee.

        If, at the time of receipt by the Company of such written notice, (a) the Company has unrestricted surplus in an amount not less than the Option Price of such shares of Stock, (b) all accrued cumulative preferential dividends and other current preferential dividends on all outstanding shares of preferred stock of the Company have been fully paid, (c) the acquisition by the Company of its own shares of Stock for the purpose of enabling such Optionee to exercise such Option is otherwise permitted by applicable law, does not require any vote or consent of any stockholder of the Company and does not violate the terms of any agreement to which the Company is a party or by which it is bound and (d) there shall have been adopted, and there shall be in full force and effect, a resolution of the Board of Directors of the Company authorizing the acquisition by the Company of its own shares of Stock for such purpose, that such Optionee may deliver to the Company, in payment of the Option Price of the shares of Stock with respect to which such Option is exercised, (x) certificates registered in the name of such Optionee that represent a number of shares of stock legally and beneficially owned by such Optionee (free of all liens, claims and encumbrances of every kind) and having a Fair Market Value on the date of receipt by the Company of such written notice that is not greater than the Option Price of the shares of Stock with respect to which such Option is to be exercised, such certificates to be accompanied by stock powers duly endorsed in blank by the record holder of the shares of stock represented by such certificates, with the signature of such record holder guaranteed by a national banking association, and (y) if the Option Price of the shares of Stock with respect to which such Option is to be exercised exceeds such Fair Market Value, a cashier's check drawn on a national banking association and payable to the order of the Company, in an amount, in United States dollars, equal to the amount of such excess. Notwithstanding the provisions of the immediately preceding sentence, the Committee, in its sole discretion, may refuse to accept shares of stock in payment of the Option Price of the shares of Stock with respect to which such Option is to be exercised and, in that event, any certificates representing shares of stock that were received by the Company with such written notice shall be returned to such Optionee, together with notice by the Company to such Optionee of the refusal of the Committee to accept such shares of stock. If at the expiration of seven business days after the delivery to such Optionee of such written notice from the Company, such Optionee shall not have delivered to the Company a cashier's check drawn on a national banking association and payable to the order of the Company in an amount, in United States dollars, equal to the Option Price of the shares of Stock with respect to which such Option is to be exercised, such written notice from the Optionee to the Company shall be ineffective to exercise such Option.

        As promptly as practicable after receipt by the Company of (a) such written notification from the Optionee, (b) payment, in the form required by the foregoing provisions of this Section 5.4, of an amount of money necessary to satisfy any withholding tax liability that may result from the exercise of such Option, the Company shall deliver to the Optionee certificates for the number of shares with respect to which the Option has been exercised, issued in the Optionee's name. Delivery of the shares shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to the Optionee, at the address specified by the Optionee.

        At any time when an Optionee is required to pay to the Company an amount to be withheld under applicable income tax laws in connection with a distribution of Stock upon the exercise of an Option, the Optionee may satisfy this obligation in whole or in part by electing, at the time of exercise, to have the Company withhold from the distribution of shares otherwise issuable upon exercise of the Option a number of shares of Stock having value equal to the amount required to be withheld. The value of the shares to be withheld shall be based on the Fair Market Value of the Stock on the date of the exercise.

        5.5 SUBSTITUTION OPTIONS. Options may be granted under this Plan from time to time in substitution for stock options held by employees of other corporations who are about to become Employees of or affiliated with the Company or any Affiliate as the result of a merger or consolidation of the employing corporation with the Company or any Affiliate, or the acquisition by the Company or any Affiliate of the assets of the employing corporation, or the acquisition by the Company or any Affiliate of stock of the employing corporation as the result of which it becomes an Affiliate of the Company. The terms and conditions of the substitute Options granted may vary from the terms and conditions set out in this Plan to the extent the Committee, at the time of grant, may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted.

                                   ARTICLE VI

                                 ADMINISTRATION

        This Plan shall be administered by the Committee. All questions of interpretation and application of this Plan and Options shall be subject to the determination of the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. In carrying out its authority under this Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities, to:

                 (a) determine the persons to whom and the time or times at which Options will be made,

                 (b) determine the number of shares and the purchase price of Stock covered in each Option, subject to the terms of the Plan,

                 (c) determine the terms, provisions and conditions of each Option, which need not be identical,

                 (d) accelerate the time at which any outstanding Option may be exercised,

                 (e) define the effect, if any, on an Option of the death, Disability, or Retirement of the Optionee,

                 (f) prescribe, amend and rescind rules and regulations relating to administration of this Plan, and

                 (g) make all other determinations and take all other actions deemed necessary, appropriate, or advisable for the proper administration of this Plan.

The actions of the Committee in exercising all of the rights, powers, and authorities set out in this Article and all other Articles of this Plan, when performed in good faith and in its sole judgment, shall be final, conclusive and binding on all parties.

                                  ARTICLE VII

                        AMENDMENT OR TERMINATION OF PLAN

        The Board of Directors of the Company may amend, terminate or suspend this Plan at any time, in its sole and absolute discretion.





                                     VII-1

                                  ARTICLE VIII

                                 MISCELLANEOUS


        8.1 NO EMPLOYMENT OBLIGATION. The granting of any Option shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ any Optionee. The right of the Company or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Option has been granted to him.

        8.2 TAX WITHHOLDING. The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Optionee any sums required by federal, state, or local tax law to be withheld with respect to the grant or exercise of an Option. In the alternative, the Company may require the Optionee (or other person exercising the Option) to pay the sum directly to the Company or an Affiliate. If the Optionee (or other person exercising the Option) is required to pay the sum directly, payment in cash or by check of such sums for taxes shall be made on the date of exercise. The Company shall have no obligation upon exercise of any Option until payment has been received, unless withholding (or offset against a cash payment) as of or prior to the date of exercise is sufficient to cover all sums due with respect to that exercise. The Company and its Affiliates shall not be obligated to advise an Optionee of the existence of the tax or the amount which the Company or Affiliate will be required to withhold.

        8.3 INDEMNIFICATION OF THE COMMITTEE AND THE BOARD OF DIRECTORS. With respect to administration of this Plan, the Company shall indemnify each present and future member of the Committee and the Board of Directors against, and each member of the Committee and the Board of Directors shall be entitled without further act on his part to indemnity from the Company for, all expenses (including attorney's fees, the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his being or having been a member of the Committee and/or the Board of Directors, whether or not he continues to be a member of the Committee and/or the Board of Directors at the time of incurring the expenses--including, without limitation, matters as to which he shall be finally adjudged in any action, suit or proceeding to have been found to have been negligent in the performance of his duty as a member of the Committee or of the Board of Directors. However, this indemnity shall not include any expenses incurred by any member of the Committee and/or the Board of Directors in respect of matters as to which he shall be finally adjudged in any action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as a member of the Committee or the Board of Directors. In addition, no right of indemnification under this Plan shall be available to or enforceable by any member of the Committee or the Board of Directors unless, within 60 days after institution of any action, suit or proceeding, he shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and





                                     VIII-1
the Board of Directors and shall be in addition to all other rights to which a member of the Committee and the Board of Directors may be entitled as a matter of law, contract, or otherwise.

        8.4 GENDER. If the context requires, words of one gender when used in this Plan shall include the other and words used in the singular or plural shall include the other.

        8.5 HEADINGS. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of this Plan and shall not be used in construing the terms of this Plan.

        8.6 OTHER COMPENSATION PLANS. The adoption of this Plan shall not affect any other stock option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall this Plan preclude the Company from establishing any other forms of incentive or other compensation for Employees of the Company or any Affiliate.

        8.7 OTHER OPTIONS. The grant of an Option shall not confer upon an Optionee the right to receive any future or other Options under this Plan, whether or not Options may be granted to similarly situated Optionees, or the right to receive future Options upon the same terms or conditions as previously granted.

        8.8 ARBITRATION OF DISPUTES. Any controversy arising out of or relating to the Plan or an Option Agreement shall be resolved by arbitration conducted in accordance with the terms of the Plan. No arbitration proceedings may be commenced unless the issue has previously been submitted to the Committee and the Committee has had at least 30 days to consider and act on the issue. Nothing in this Section 8.8 shall be construed to, in any way, limit the scope and effect of Article 6. In any arbitration proceeding full effect shall be given to the rights, powers, and authorities of the Committee under the provisions of the Plan. The arbitration shall be final and binding on the parties.

        8.9 GOVERNING LAW. The provisions of this Plan shall be construed, administered, and governed under the laws of the State of Texas.





                                     VIII-2